Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Capital Environmental Resource Inc.

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 2004, relating to the consolidated financial statements of Capital Environmental Resource Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

      We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO DUNWOODY LLP

Toronto, Ontario

July 30, 2004